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                                                                   Exhibit 23(c)

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No 333-72251 of Conectiv on Form S-3 of our report dated February 2, 1998 (March 1, 1998 as to Note 4), appearing in the Current Report on Form 8-K of Atlantic Energy, Inc. dated March 3, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


DELOITTE & TOUCHE LLP



Parsippany, New Jersey
May 11, 1999